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                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                       WASHINGTON
                                FAX: 410-539-0489                     NEW YORK
                                                                    PHILADELPHIA
                                                                       RESTON
                                                                       EASTON


                                  June 21, 1999





GAMNA Series Funds, Inc.
180 Maiden Lane
New York, New York  10014

         Re:   Registration Statement on Form N-1A
               (Registration Nos. 333-75075 and 811-9235
               -----------------------------------------

Dear Ladies and Gentlemen:

         We have acted as special Maryland counsel to GAMNA Series Funds, Inc., a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement on Form N-1A of the Corporation (Registration Nos. 333-75075 and 811-9235) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of an indefinite number of shares of capital stock, par value $.001 per share, of which 300,000,000 shares are designated as the "GAMNA Focus Fund" Common Stock, of the Corporation (the "Shares").

         In this capacity, we have examined the Charter and By-Laws of the Corporation, the resolutions of the Corporation's Board of Directors authorizing the issuance of the Shares, a Certificate of Secretary dated the date hereof (the "Certificate") and such other statutes, certificates, instruments and documents relating to the Corporation and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual

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                                                                 Piper & Marbury
                                                                     L.L.P.

GAMNA Series Funds, Inc.
June  21, 1999
Page 2


matters, we have relied on the Certificate and have not independently verified the matters stated therein.

         We are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and such Shares, when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Counsel" in the Statement of Additional Information supplementing the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        Piper & Marbury L.L.P.